REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
Nicholas-Applegate Fund, Inc.


In  planning and performing our audit  of  the
financial  statements and financial highlights
of  Nicholas-Applegate Growth Equity Fund, the
only  series of Nicholas-Applegate Fund, Inc.,
for  the  year  ended December  31,  1995,  we
considered  its  internal  control  structure,
including    procedures    for    safeguarding
securities, in order to determine our auditing
procedures  for the purpose of expressing  our
opinion   on  the  financial  statements   and
financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The  management  of  Nicholas-Applegate  Fund,
Inc.  is  responsible  for  establishing   and
maintaining an internal control structure.  In
fulfilling this responsibility, estimates  and
judgments by management are required to assess
the  expected  benefits and related  costs  of
internal   control  structure   policies   and
procedures.   Two  of  the  objectives  of  an
internal  control  structure  are  to  provide
management with reasonable, but not  absolute,
assurance that assets are safeguarded  against
loss from unauthorized use or disposition  and
that  transactions are executed in  accordance
with  management's authorization and  recorded
properly  to  permit preparation of  financial
statements   in   conformity  with   generally
accepted accounting principles.

Because   of  inherent  limitations   in   any
internal   control   structure,   errors    or
irregularities may occur and not be  detected.
Also,  projection  of any  evaluation  of  the
structure to future periods is subject to  the
risk that it may become inadequate because  of
changes    in   conditions   or    that    the
effectiveness of the design and operation may deteriorate.

Our  consideration  of  the  internal  control
structure  would not necessarily disclose  all
matters in the internal control structure that
might  be  material weaknesses under standards
established  by  the  American  Institute   of
Certified  Public  Accountants.   A   material
weakness is a condition in which the design or
operation  of  the  specific internal  control
structure  elements  does  not  reduce  to   a
relatively low level the risk that  errors  or
irregularities  in  amounts  that   would   be
material   in   relation  to   the   financial
statements  and  financial  highlights   being
audited may occur and not be detected within a
timely  period  by  employees  in  the  normal
course of performing their assigned functions.
However,  we  noted no matters  involving  the
internal    control    structure,    including
procedures for safeguarding securities, that we consider to be material weaknesses, as defined above as of December 31, 1995.

This   report  is  intended  solely  for   the
information and use of management of Nicholas-
Applegate  Fund, Inc. and the  Securities  and
Exchange Commission.



ERNST & YOUNG LLP

Los Angeles, California
February 5, 1996